DEBT EXCHANGE AGREEMENT

This DEBT EXCHANGE AGREEMENT, is dated as of January 15, 2007 (this "Agreement"), by and between Cardinal Communications, Inc., a Nevada corporation (the "Company"), and Evergreen Venture Partners, LLC, a Colorado limited liability company (the "Creditor").

RECITALS

WHEREAS, the Company has executed a Promissory Note, dated January 31, 2005, in favor of the Creditor in the current principal amount of $750,000 (the "Exchange Debt"); and

WHEREAS, the Company and the Creditor desire to enter into this Agreement to set forth certain matters relating to the exchange of the Exchange Debt for shares of the Company's Common Stock (the "Common Stock").

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I

Exchange

Section 1.1. Exchange of Debt for Shares. Upon the following terms and conditions, and in consideration of and in express reliance upon such terms and conditions and the representations, warranties and covenants of this Agreement, the Creditor shall surrender to the Company for exchange, the Exchange Debt, together with all appropriate endorsements and instruments of transfer, and, in exchange therefor, the Company shall issue to the Creditor 2,500,000 shares of Common Stock; in addition, as additional consideration, the Company shall issue to Creditor an additional 750,000 shares of Common Stock in exchange for Creditor's agreement to waive any rights to claim, pursue, or allege default with respect to the Exchange Debt (such 3,250,000 shares of Common Stock being referred to herein as the "Shares"). The exchange described in this Section 1.1 is referred to herein as the "Exchange."

Section 1.2. Closing. The closing (the "Closing") of the Exchange and the performance of the other acts required by this Agreement shall take place at the offices of the Company at 2:00 p.m. (MST) on January 15, 2007, or such other date, time and place as shall be agreed upon by the Company and the Creditor. The date of the Closing is referred to herein as the "Closing Date".

ARTICLE II

Representations and Warranties

Section 2.1. Representations and Warranties of the Company. The Company hereby represents and warrants to the Creditor, as of the date hereof and the Closing Date, as follows:

(a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdictions (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, "Material Adverse Effect" means any condition, circumstance, or situation that would prohibit or hinder the Company from executing this Agreement and/or performing any of its obligations hereunder or thereunder in any material respect.

(b) Authorization; Enforcement. The Company has the requisite power and authority to enter into and perform this Agreement and to consummate the Exchange. The execution, delivery and performance of this Agreement by the Company have been duly and validly authorized by all necessary corporate action, and no further corporate consent or authorization is required for the Company to effect the transactions contemplated hereby. When executed and delivered by the Company, the Agreement shall constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

(c) Issuance of Shares. By the Closing, the Shares will have been duly authorized by all necessary corporate action and, when issued in accordance with the terms hereof upon surrender of the Exchange Debt in the Exchange, the Shares shall be validly issued, fully paid, non-assessable, and free and clear of all liens and encumbrances.

(d) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby does not and will not (i) violate any provision of the Company's Articles of Incorporation or Bylaws, each as amended to date, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, debt, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which any of the Company's properties or assets are bound, or (iii) result in a violation of any

federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except, in all cases, other than violations pursuant to clauses (i) or (iii) (with respect to federal and state securities laws) above, except, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. Other than the Certificate of Designation related to the Series C Preferred Shares, the Company is not required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or consummate the Exchange in accordance with the terms hereof.

(e) 3(a)(9) Exchange. The Exchange is being consummated pursuant to Sections 3(a)(9) and 18(b)(4)(C) of the Securities Act of 1933, as amended (the "Act"). Accordingly, the Shares will be eligible for sale to the public and freely tradeable without registration under the Act pursuant to Rule 144 under the Act.

Section 2.2. Representations and Warranties of the Creditor. The Creditor hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:

(a) Authorization and Power. The Creditor has the requisite power and authority to enter into and perform this Agreement and to consummate the Exchange. When executed and delivered by the Creditor, this Agreement shall constitute valid and binding obligations of the Creditor enforceable against the Creditor in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

(b) No Conflict. The execution, delivery and performance of this Agreement by the Creditor and the consummation by the Creditor of the transactions contemplated hereby does not and will not (i) violate any provision of the Creditor's organizational documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, debt, bond, license, lease agreement, instrument or obligation to which the Creditor is a party or by which the Creditor's properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Creditor or by which any property or asset of the Creditor is bound or affected, except, in all cases, other than violations pursuant to clauses (i) or (iii) (with respect to federal and state securities laws) above, except, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not,

individually or in the aggregate, materially and adversely affect Creditor's ability to perform its obligations hereunder.

(c) Assessment of Risks. The Creditor acknowledges that it has such knowledge and experience in financial and business matters that such Creditor is capable of evaluating the merits and risks of such Creditor's investment in the Company (by virtue of its purchase of Shares hereunder.

(d) Certain Solicitations. The Creditor's participation in the Exchange has not been solicited by any broker, finder or other person (other than the Company and its directors, officers or employee) in connection with this Agreement or the transactions contemplated hereby.

ARTICLE III

Covenants of the Parties

Section 3.1. Covenants. The parties hereto hereby covenant with each other as follows, which covenants, as applicable, are for the benefit of such parties and their respective permitted assigns:

(a) Further Assurances. From and after the Closing Date, upon the request of the Creditor or the Company, the Company and the Creditor shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

(b) Commercially Reasonable Efforts. Each party hereto will use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable, consistent with applicable law, to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby, including without limitation, making any required regulatory and other filings required by applicable law as promptly as practicable after the date hereof.

(c) Forbearance. From the date of this Agreement until the earlier of (i) the Closing Date or (ii) the termination of this Agreement pursuant to Section 5, the Creditor shall forbear from taking any action to enforce the Exchange Debt.

(d) Company Release. Effective as of the Closing, the Company, to the fullest extent legally possible, hereby completely and forever release, waive and discharge, and shall be forever precluded from asserting (all of the following being herein together referred to as the "Company Released Claims") any and all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities, of any kind or nature, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law,

equity or otherwise, that the Company, to the fullest extent legally possible, has, had or may have against the Creditor or any present or former director, officer, employee, representative or agent of the Creditor (together, the "Creditor Released Parties") that are based in whole or in part on any act, omission, transaction or other occurrence taking place on or prior to the Closing Date relating to the Exchange Debt. The provisions of this Section 3.1(d) shall be inapplicable to the right of the Company to receive from the Creditor the benefit of the obligations of the Creditor under this Agreement.

(e) Creditor Release. Effective as of the Closing, the Creditor, to the fullest extent legally possible, hereby completely and forever waives any rights to claim, pursue, or allege default with respect to the Exchange Debt

ARTICLE IV

Conditions

Section 4.1. Conditions Precedent to the Obligation of the Company to Close. The obligation hereunder of the Company to close and effect the Exchange at the Closing is subject to the satisfaction or waiver, at or before the Closing of the conditions set forth below:

(a) Accuracy of the Creditor's Representations and Warranties. The representations and warranties of the Creditor shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b) Performance by the Creditor. The Creditor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Creditor at or prior to the Closing.

(c) No Injunction, Statute or Rule. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) Surrender of Debt. The Creditor shall have surrendered to the Company the Exchange Debt together with all appropriate endorsements and other appropriate instruments of transfer.

(e) Opinion of Counsel. The Company shall have received an opinion of counsel to the Company satisfactory to the Creditor stating that the Company has an adequate number of its authorized Common Stock to issue the Shares under this agreement and the Shares are eligible for sale to the public and freely tradeable without registration under the Act pursuant to Rule 144 under the Act.

The conditions set forth in this Section 4.1 are for the Company's sole benefit and may be waived only by the Company at any time in its sole discretion.

Section 4.2. Conditions Precedent to the Obligation of the Creditor to Close. The obligation hereunder of the Creditor to close and effect the Exchange is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below:

(a) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company in this Agreement shall be true and correct in all material respects as of the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

(b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

(c) No Injunction, Statute or Rule. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) Opinion of Counsel. The Company shall have received an opinion of counsel to the Company, which opinion shall include acknowledgement that Creditor may rely on such opinion, stating that the Shares are eligible for sale to the public and freely tradeable without registration under the Act pursuant to Rule 144 under the Act and shall have provided a copy of such opinion to the Creditor.

(e) Corporate Action. The Company shall deliver copies of all Board resolutions approving the Exchange.

The conditions set forth in this Section 4.2 are for the Creditor's sole benefit and may be waived only by the Creditor at any time in its sole discretion.

ARTICLE V

Termination

Section 5.1. Events Leading to Termination. This Agreement may be terminated and the transactions contemplated under this Agreement may be abandoned at any time before the Closing:

(a) by mutual written consent of the Creditor and the Company;

(b) by the Creditor or the Company:

(i) if a governmental authority issues an order, decree or ruling or takes any other action, in each case permanently restraining, enjoining or otherwise prohibiting the Closing, and that order, decree, ruling or other action becomes final and non-appealable, or

(ii) if (A) the Closing does not occur on or before January 31, 2007, and (B) the party wishing to terminate this Agreement pursuant to this Section 6.1(b) is not then in breach under this Agreement;

(c) by the Creditor:

(i) if a material default or material breach by the Company occurs and is continuing with respect to the due and timely performance of any of its covenants or agreements contained in this Agreement, or

(ii) if any of the Company's representations or warranties contained in this Agreement are or become inaccurate (without giving effect to any materiality qualifications or exceptions contained in the representation or warranty) and the inaccuracy has had or will be reasonably likely to have a Material Adverse Effect; or

(d) by the Company:

(i) if a material default or material breach by the Creditor occurs and is continuing with respect to the due and timely performance of any of its covenants or agreements contained in this Agreement, or

(ii) if any of the Creditor's representations or warranties contained in this Agreement are or become inaccurate (without giving effect to any materiality qualifications or exceptions contained in the representation or warranty) and the inaccuracy has had or will be reasonably likely to have a Material Adverse Effect.

ARTICLE VI

Miscellaneous

Section 6.1. Fees and Expenses. Each party hereto shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

Section 6.2. Restriction on Sale of Exchange Shares. Creditor's ability to sell Common Stock of the Company to the public shall be restricted. All of the Exchange Shares shall be restricted at the Effective Date, however four percent (4%) of the total Exchange Shares shall be

released from such restriction on a monthly basis for the twenty five (25) months from the Effective Date (the "Restriction Period").

Section 6.3 Conversion of Other Debt or Convertible Securities Into Common Stock. The Company and the Creditor acknowledge that the Company has Debt and/or Convertible Securities with Crestview Capital Master LLC ("Crestview Debt"). In the event the Company converts any or a portion of the Crestview Debt into shares of the Company's Common Stock at a conversion rate lower than the conversion rate of one share for each $0.30 of debt (the "Conversion Rate") the effective Conversion Rate shall be reduced to such lower rate and additional shares shall be issued to Creditor as if the lower conversion rate were in effect for Exchange Shares issued under this Agreement.

Section 6.3 Entire Agreement; Amendment. This Agreement contains the entire understanding and agreement (written or oral) of the parties hereto with respect to the subject matter hereof and, except as specifically set forth herein, neither the Company nor the Creditor make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by each party hereto. Any amendment or waiver effected in accordance with this Section 6.3 shall be binding upon each such party and its permitted assigns.

Section 6.4. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:

Cardinal Communications, Inc.
11101 W. 120th Ave., Suite 220
Broomfield, Colorado 80021
Attention: President
Tel. No.: (303) 285-5379
Fax No.: (303) 465-3163

If to the Creditor:

[INSERT ADDRESS]

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

Section 6.5. Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 6.6. Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 6.7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither party hereto may assign its rights or obligations under this Agreement (by operation of law or otherwise) without the prior written consent of each other party hereto, and any attempted assignment without such consent shall be void ab initio. Notwithstanding the foregoing, nothing in this Agreement shall prevent Creditor from selling any of the Shares or underlying common stock to any third parties; provided, that, in the event that Creditor sells any of the Shares, the purchaser shall agree to be subject to, and bound by, the provisions of Section 6.2 of this Agreement and the sale of the Shares shall be subject to compliance with the Securities Act

Section 6.8. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

Section 6.9. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado, without giving effect to the choice of law provisions thereof. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

Section 6.10. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

Section 6.11. Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

IN WITNESS WHEREOF, the parties hereto have caused this Debt Exchange Agreement to be duly executed by their respective authorized officers as of the date first above written.

COMPANY

CARDINAL COMMUNICATIONS, INC.

By: ______________________________
Vern Schweigert
Chief Restructuring Officer

CREDITOR:

EVERGREEN VENTURE PARTNERS LLC

By: ______________________________
[Name]
[Position]

IN WITNESS WHEREOF, the parties hereto have caused this Debt Exchange Agreement to be duly executed by their respective authorized officers as of the date first above written.

COMPANY

CARDINAL COMMUNICATIONS, INC.

By:______________________________
Vern Schwergert
Chief Restructuring Officer

CREDITOR:

EVERGREEN VENTURE PARTNERS LLC

By: Gregory M. Adalian
Gregory M. Adalian
Managing Member